SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 18, 2004

Youbet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

(818) 668-2100

(Registrant’s telephone number, including area code)

Item 4.01 Changes in Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit 16.1

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 18, 2004, Youbet.com, Inc. dismissed BDO Seidman, LLP (“BDO Seidman”) as its independent auditor, and on August 23, 2004, Youbet filed a Form 8-K (the “Original 8-K”) to report the dismissal of BDO Seidman and the engagement of Piercy Bowler Taylor & Kern as Youbet’s new independent auditor. This amendment is being filed pursuant to Item 304(a)(3) of Regulation S-K to include a letter from BDO Seidman, dated August 30, 2004, which is attached as Exhibit 16.1 hereto. The text of the Original 8-K is incorporated in this amendment by this reference and supplemented as follows.

The purported disagreement described in Exhibit 16.1 involved whether certain consulting fees should be expensed in the second quarter of 2004 or in the third quarter of 2004. In July 2004, following review of management’s documentation supporting deferral of the consulting expense to the third quarter of 2004 and further discussions, BDO Seidman provided documentation to support its position that the consulting fees should be expensed in the second quarter. Prior to the July 29, 2004 meeting of Youbet’s Audit Committee, management adopted the approach advocated by BDO Seidman, and the financial statements filed as part of Youbet’s Form 10-Q for the quarter ended June 30, 2004 included the consulting expenses at issue as operating expenses. The amount of these consulting expenses represented less than 1.0% of operating expenses for the second quarter and less than 0.5% of operating expenses for the six-month period ended June 30, 2004.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

16.1	Letter from BDO Seidman, LLP to the Securities and Exchange Commission, dated August 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.
Date: September 1, 2004	By:	/s/ Charles Champion
Charles Champion
President and Chief Executive Officer